Filed pursuant to Rule 424(b)(3)
Registration No. 333-139499
Prospectus Supplement No. 10
(To Prospectus dated May 4, 2007)
4,280,714
SHARES
WILLBROS GROUP, INC.
COMMON STOCK

     This prospectus supplement No. 10 supplements and amends the prospectus dated May 4, 2007, as supplemented and amended by that certain prospectus supplement No. 1 dated May 10, 2007, that certain prospectus supplement No. 2 dated May 17, 2007, that certain prospectus supplement No. 3 dated May 24, 2007, that certain prospectus supplement No. 4 dated May 30, 2007, that certain prospectus supplement No. 5 dated June 8, 2007, that certain prospectus supplement No. 6 dated August 7, 2007, that certain prospectus supplement No. 7 dated August 9, 2007, that certain prospectus supplement No. 8 dated August 16, 2007 and that certain prospectus supplement No. 9 dated August 21, 2007 (the “Prospectus”). This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.
     This prospectus supplement includes our attached Current Report on Form 8-K filed on September 14, 2007.
     There are significant risks associated with an investment in our securities. These risks are described under the caption “Risk Factors” beginning on page 6 of the Prospectus, as the same may be updated in prospectus supplements.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is September 14, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     September 11, 2007
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660

(Commission File Number)	(IRS Employer Identification No.)
Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices)	(Zip Code)
+507-213-0947

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)     On September 11, 2007, Michael F. Curran elected to retire as a director and Chairman of the Board of Directors of Willbros Group, Inc. (the “Registrant”), effective immediately. On September 11, 2007, the Board of Directors of the Registrant, upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, elected John T. McNabb, II, an independent director of the Registrant, as non-executive Chairman of the Board of Directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: September 14, 2007	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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